THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE LAW. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND APPLICABLE STATE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

STRATOS RENEWABLES CORPORATION

SECURED CONVERTIBLE PROMISSORY NOTE

July 25, 2008
$2,000,000	Los Angeles, California

FOR VALUE RECEIVED, Stratos Renewables Corporation, a Nevada corporation (“Company”) promises to pay Whitebox Hedged High Yield Partners, LP, a British Virgin Islands limited partnership (“Holder”), or its registered assigns, the principal sum of Two Million Dollars ($2,000,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to Twelve Percent (12%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earliest to occur (the “Maturity Date”) of (i) December 31, 2009, (ii) July 25, 2009, if Holder notifies Company, in writing, at least thirty (30) days but not more the sixty (60) days prior thereto, that it is electing to accelerate the Maturity Date to July 25, 2009, or (iii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. All amounts owing on this Note shall be payable in arrears, with payments first applied to accrued and unpaid interest on this Note, and thereafter on the unpaid principal amount hereof. All references to Dollars herein are to lawful currency of the United States of America. This Note is issued in connection with a certain Secured Promissory Note and Warrant Purchase Agreement dated July 25, 2008 (as amended, modified or supplemented, the “Note Purchase Agreement”) between Company and the Purchaser (as defined in the Note Purchase Agreement). This Note may be prepaid by the Company, in whole but not in part, upon ten days prior written notice to the Holder and subject to Sections 2 and 3.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY SECURITY AGREEMENTS DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY AND A SUBSIDIARY OF COMPANY IN FAVOR OF HOLDER. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENTS AND THE NOTE PURCHASE AGREEMENT.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Definitions. Capitalized terms used in this Note have the meanings given in the Note Purchase Agreement unless otherwise defined herein. In addition, the following capitalized terms have the following meanings:

“Holder” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note. A reference to a Lien of Holder or a security agreement executed in favor of Holder shall be deemed to include a Lien granted to a collateral agent on behalf of Holder and a security agreement executed in favor of a collateral agent on behalf of Holder, respectively.

“Prepayment Fee” has the meaning specified in Section 2.

2. Prepayment Fee. This Note may be prepaid by the Company, in whole but not in part, from time to time, provided that if Company prepays this Note for any reason (other than as a result of an acceleration pursuant to Section 5 or a Sale of the Company pursuant to Section 3(e)) more than thirty days before the Maturity Date, Company shall pay Holder a fee (the “Prepayment Fee”) due and payable on the date of prepayment equal to twenty-five percent (25%) of the sum of the principal amount of this Note and all accrued but unpaid interest through and including the date of prepayment.

3. Conversion of Note.

(a) Terms of Conversion. Holder has the right, exercisable at Holder’s option, at any time hereafter and until such date as this Note has been paid in full by the Company, to convert, subject to the terms and provisions of this Section 3, the unpaid principal amount of this Note, or any part thereof plus any accrued but unpaid interest, plus, if conversion occurs in connection with Company’s election to prepay this Note before the Maturity Date, the Prepayment Fee (such amount being the “Converted Amount”), into such number of fully paid and non-assessable shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as is determined by dividing the Converted Amount by the Conversion Price.

(b) Conversion Price; Adjustments to Conversion Price.

(i) The initial conversion price (“Initial Conversion Price”) is $0.70. “Conversion Price” means the Initial Conversion Price as modified pursuant to clauses (ii), (iii) and (iv) below.

(ii) If, after the date of this Note, the outstanding shares of Common Stock are subdivided (split), or combined (reverse split), by reclassification or otherwise, or if any dividend or other distribution payable on the Common Stock in shares of Common Stock occurs, the Conversion Price (for the remaining principal and interest balance at the time such event occurs) in effect immediately before such subdivision, combination, dividend, grant of such options or warrants or other distribution will, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.

(iii) If shares of Common Stock (other than as a result of a conversion or exercise of a convertible debt or equity instrument or options/warrants issued prior to the original issue date of this Note) are issued after the original issue date of this Note and prior to the Maturity Date for consideration (as reasonably determined by the Company’s board of directors) less than the Conversion Price then in effect or convertible securities or options are sold or issued which if converted or exercised would result in the issuance of shares of the Company’s capital stock for less than the Conversion Price (based on the total consideration paid for the options or convertible security, as well as the exercise price of the options or convertible security, as reasonably determined by the Company’s board of directors), then the Conversion Price on the then outstanding balance on the Note will be adjusted to such lower price.

(iv) If a reclassification, reorganization or exchange of the Company’s securities, or a consolidation or merger of the Company, occurs (other than a Sale of the Company, in which event Section 3(e) applies), or if the Company at any time or from time to time after the date of this Note makes or declares a dividend or other distribution payable in cash, securities or property, then and in each such case, Holder shall receive, upon conversion of the remaining interest and principal balance of this Note, in addition to the amount of securities receivable thereupon, the amount of cash, securities or other property which Holder would have received had this Note been converted on the date of such occurrence and had Holder thereafter, during the period from the date of such occurrence to and including the conversion date, retained such cash, securities or other property receivable during such period.

(v) Upon the occurrence of each adjustment or readjustment of the Conversion Price, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

(c) Exercise of Conversion Privilege: Surrender of Note. In order to exercise the conversion privilege, Holder shall surrender this Note in whole or in part to the Company together with the conversion notice, which shall be irrevocable, in the form attached hereto as Exhibit A at the Company’s principal office or such other agency maintained by the Company for such purpose during normal business hours. This Note shall be converted in accordance with Subsection 3(a) above only when the conversion notice is delivered and this Note is surrendered, accompanied by proper assignments thereof to the Company or in blank for transfer. The Common Stock of the Company issuable on conversion shall be issued in Holder’s name. As promptly as practicable after proper surrender of this Note by Holder, the Company shall issue and shall deliver at such office or agency to Holder, a certificate or certificates for the number of full shares of Common Stock of the Company issuable upon the conversion of this Note in accordance with the provisions of this Section 3. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date this Note is surrendered as aforesaid, all rights of Holder as a holder of a Note shall cease at such time, and Holder will be treated for all purposes as having become the holder of record of the shares represented thereby at such time. If the last day for exercise of the conversion right is not a business day, then such conversion right may be exercised on the next succeeding business day. If less than all of the outstanding principal balance of this Note is converted into Common Stock in accordance with this Section 3, the Company shall, upon surrender of this Note, issue Holder a new note evidencing the outstanding principal balance of this Note not so converted.

(d) Fractional Shares. If any portion of principal amount would convert into only a fractional share in connection, then the Company shall pay to Holder the principal amount representing such fractional share, in accordance with the terms of this Note, and no fractional shares of Common Stock shall be issued upon conversion of this Note.

(e) Adjustment for Certain Events. In case of (i) any consolidation or merger to which the Company is a party or statutory exchange of securities with another corporation (unless the shareholders of the Company immediately prior to such consolidation, merger or exchange have beneficial ownership immediately following such consolidation, merger or exchange of securities of the surviving entity representing 80% or more of the combined voting power of the surviving entity’s then outstanding securities ordinarily having the right to vote at elections of directors in approximately the same voting proportions as such shareholders had in the Company immediately prior to such consolidation, merger or exchange); or (ii) any sale or conveyance to another entity of all or substantially all of the assets of the Company (in one transaction or a series of related transactions) (each of (i) and (ii) a “Sale of the Company”), the entire principal amount of this Note, to the extent not previously converted pursuant to Section 3(a) hereof, shall be due and payable together with accrued and unpaid interest on the effective date of such Sale of the Company. The Company shall give Holder written notice of an impending Sale of the Company not later than 15 days before the shareholders’ meeting of the Company called to approve such transaction, or 15 days before the scheduled closing of such transaction, whichever is earlier, and shall also notify Holder in writing of the final approval of such transaction. The first of such notices shall give the proposed effective date of the transaction and shall describe the material terms and conditions of the proposed Sale of the Company, and the Company shall thereafter give Holder prompt notice of any material changes to such terms and conditions.

(f) Beneficial Ownership Limitation. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable notice of conversion in the form attached hereto as Exhibit A (the “Notice of Conversion”), the Holder (together with the Holder’s affiliates, and any other person or entity acting as a group together with the Holder or any of its affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates includes the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but excludes the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(f), beneficial ownership is calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(f) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any affiliates) and of which principal amount of this Note is convertible will be in the sole discretion of the Holder, and the submission of a Notice of Conversion will be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with its affiliates) and which principal amount of this Note is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section 3(f), and the Company has no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any “group” status as contemplated above will be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. For purposes of this Section 3(f), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Beneficial Ownership Limitation provisions of this Section 3(f) may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company, to change or eliminate the Beneficial Ownership Limitation. The limitations contained in this Section 3(f) apply to a successor Holder.

(g) Reservation of Common Stock. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued capital stock, solely for the purpose of delivering upon conversion of this Note as herein provided, such number of shares of capital stock as shall then be deliverable upon the conversion of this Note.

(h) Rights of Holder. Until this Note is converted in accordance with this Section 3, nothing contained in this Note confers upon Holder the right to vote on or consent to any action to be taken by the Company.

(i) Limitations. Holder recognizes that the Company may be limited in the number of shares of Common Stock it may issue by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded (collectively, the "Cap Regulations"). Without limiting the other provisions hereof, (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of this Note without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the principal and interest being converted by Holder pursuant hereto shall be reduced to comply with Cap Regulations. The Holder, by its acceptance of this Note, further agrees that if the Holder transfers or assigns any of this Note to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee’s or assignee’s specific agreement to be bound by the provisions of this Section 3 as if such transferee or assignee were the original Holder hereof.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. Company shall fail to pay when due the principal or interest payment on the due date hereunder and such payment shall not have been made within three (3) business days of Company’s receipt of Holder’s written notice to Company of such failure to pay or any other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) days of Company’s receipt of Holder’s written notice to Company of such failure to pay; or

(b) Breaches of Covenants. Company shall fail to observe or perform any other covenant, representation, or warranty, obligation, condition or agreement contained in this Note or the Note Purchase Agreement (other than those specified in Section 4(a) above) and such failure shall continue for thirty (30) days after written notice to Company of such failure.

5. Rights of Holder upon Default.

(a) Upon the occurrence or existence of any Event of Default (other than an Event of Default, referred to in Sections 4(c) and 4(d), and giving effect to any applicable cure periods) and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 4(c) or 4(d), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Note Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by the Note Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

(b) Upon the occurrence or existence of any Event of Default, Company shall pay to Holder an amount equal to one hundred thousand dollars ($100,000).

6. Successors and Assigns. Subject to the restrictions on transfer described in Section 8 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and the Holder of this Note.

8. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder.

9. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Note Purchase Agreement or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

10. Payment. Payment shall be made in lawful tender of the United States.

11. Expenses; Waivers. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

12. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the internal laws of the State of New York.

13. Piggy Back Registration.

(a) Registration Requirements. For a period of two years after the date of issuance of this Note, if the Company proposes to register any of its securities under the Securities Act (other than pursuant to Form S-4, Form S-8 or any successor form of limited purpose), the Company will give notice at least 20 days prior to the filing of each such registration statement to the Holder or the holder of the shares issuable upon conversion of the Note (the “Conversion Shares”) of its intention to effect such a registration and will include in such registration all Conversion Shares with respect to which the Company has received requests for inclusion therein within 10 days after receipt of the Company's notice.

(b) The Company shall use its best efforts to:

(i) furnish to the Holder with respect to the Conversion Shares registered under the registration statement such number of copies of the registration statement and the prospectus (including supplemental prospectuses) filed with the Securities and Exchange Commission (the “SEC”) in conformance with the requirements of the Securities Act and other such documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Conversion Shares by the Holder;

(ii) make any necessary blue sky filings to permit the Conversion Shares to be sold in any state requested by the Holder;

(iii) pay the expenses incurred by the Company and the Holder in complying with this Section 13, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (and including attorneys’ fees of one counsel to the Holder, but excluding any and all underwriting discounts and selling commissions applicable to the sale of Conversion Shares by the Holder);

(iv) advise the Holder, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the registration statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(v) with a view to making available to the Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell Conversion Shares to the public without registration, the Company covenants and agrees to use its commercially reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Conversion Shares qualify to be resold pursuant to Rule 144 within any 90 day period without restriction or any other rule of similar effect or (B) such date as all of the Conversion Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Securities Exchange Act of 1934 (the “Exchange Act”); and (iii) furnish to the Holder upon request, as long as the Holder owns any Conversion Shares, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Securities Exchange Act of 1934, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Conversion Shares without registration.

The Company understands that the Holder disclaims being an underwriter, but acknowledges that a determination by the SEC that the Holder is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

(c) For the purpose of this Section 13:

(i) the term “Selling Shareholder” shall mean the Holder, its executive officers and directors and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(ii) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in this section; and

(iii) the term “untrue statement” shall mean any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in this Note or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out of pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement or the failure of such Selling Shareholder to comply with its covenants and agreements contained herein or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

(e) The Holder severally (as to itself), and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by that Holder to comply with the covenants and agreements contained herein or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Holder specifically for use (and identified as such) in preparation of the Registration Statement, and the Holder will reimburse the Company (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other reasonable actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify shall be limited to the net amount of the proceeds received by the Holder from the sale of the Common Shares pursuant to the Registration Statement.

(f) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 13, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 13 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 13(c). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(g) If the indemnification provided for in this Section 13 is unavailable to or insufficient to hold harmless an indemnified party under subsection (d) or (e) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Holder agrees that it would not be just and equitable if contribution pursuant to this subsection (g) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), Holder shall not be required to contribute any amount in excess of the amount by which the net amount received by the Holder from the sale of the Conversion Shares to which such loss relates exceeds the amount of any damages which the Holder has otherwise been required to pay to the Company by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h) The Company, and the Holder by its acceptance of this Note, hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 13, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 13 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

(i) The obligations of the Company and of the Holder under this Section 13 shall survive completion of any offering of Conversion Shares in such Registration Statement for a period of two years from the effective date of the Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

14. Participation In Future Financings. As long as any principal or interest remain outstanding hereunder, the Holder has the right to participate in debt or equity financings undertaken by the Company, up to a maximum of 25% of the amounts raised by the Company in any such financing, on the same terms as the other participants of such financing. The Company shall provide Holder with notice that it intends to issue additional debt or equity not less than fifteen (15) calendar days before the anticipated date of closing thereof and shall provide Holder with all information it may reasonably request regarding the terms of such financing. Each Holder shall have until the date that is (5) calendar days prior to the date set forth in the such notice as the anticipated closing date for such financing to provide notice to the Company that it intends to participate in such financing and the extent of such participation. If the Holder notifies the Company of its intention to participate in such a financing and does not remit funds in a timely manner pursuant to the terms of the financing, then the right to participate in any further financings shall be immediately terminated.

IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

STRATOS RENEWABLES CORPORATION

By:	/s/ TOM SNYDER
Name:	Tom Snyder
Title:	President

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount (and $________________ of accrued interest thereon) [_and the Prepayment Fee] of the above Note No. ___ into Shares of Common Stock of Stratos Renewables Corporation, a Nevada corporation (the "Company") according to the conditions hereof, as of the date written below.

Conversion Date*

___________________________________________________________________

Applicable Conversion Price

___________________________________________________________

Signature

________________________________________________________________________
[Name]

Address:

________________________________________________________________________

________________________________________________________________________

* This original Note must be received by the Company or its transfer agent by the third business day following the Conversion Date.